Exhibit 99.17

Chartwell Community Services, Inc.

Case No. 02-88570

Reporting Period:  May 31, 2004

Schedule of Cash Receipts and Disbursements

				Comerica
			Payroll	Sweep Acct	Escrow Acct	Current Month	Cumulative
	Concentration	Payroll	CCS Staff	1880863053	1880909468	Actual	Actual
Cash Balance Beginning	$—	$(118,755)	$8,646	$(15,370)	$170,260	44,781	$(3,589)

Recepits
Cash sales						—	—
Accounts Receivable	4,527,091					4,527,091	87,840,233
Loans and Advances						—	14,016,451
Sale of Assets						—	—
Cash Transfers from Related Companies		3,623,268	387,540	561,938		4,572,746	80,071,316
Total Receipts	4,527,091	3,623,268	387,540	561,938	—	9,099,837	181,928,000

Disbursements
Net Payroll		(3,946,675)	(397,146)			(4,343,821)	(60,866,622)
Payroll Taxes	—					—	(6,181,505)
Sales, Use and Other Taxes						—	—
Inventory Purchases	—					—	(7,597,573)
Rents and Lease Payments						—	—
Bank Charges						—	(1,077,610)
Administrative & Selling	—			(571,152)		(571,152)	(9,842,810)
Cash Transfers to Related Companies	(4,508,066)				(170,260)	(4,508,066)	(96,589,312)
							—
Professional Fees						—	(24,150)
U.S. Trustee Fees						—	(23,250)
Court Costs						—	—
Total Disbursements	(4,508,066)	(3,946,675)	(397,146)	(571,152)	(170,260)	(9,423,039)	(182,202,832)

Net Cash Flow	19,025	(323,407)	(9,606)	(9,214)	(170,260)	(323,202)	(274,832)

Cash End of Month	$19,025	$(442,162)	$(960)	$(24,584)	$—	$(278,421)	$(278,421)

Chartwell Community Services, Inc.

Case #02-88570

CONSOLIDATED STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended May 31, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$4,680,394	$87,622,446

Net Revenues	4,680,394	87,622,446

Operating Expenses:
Cost of Services	3,663,630	69,537,884

Gross Margin	1,016,764	18,084,562
	21.7%	20.6%

General and administrative expenses:
Personnel costs	308,776	5,847,483
Occupancy costs	62,796	1,277,931
Bad debt expense	(2,101)	378,066
Other	116,191	2,435,285

Total General and Administrative Expenses	485,662	9,938,765

Income from Operations	531,102	8,145,797

Other Expenses (Income):
Interest expense	—	1,773
Depreciation and amortization	7,764	210,179
Other expense (income)	302,924	15,348,578

Other Expenses - Net	310,688	15,560,530

Income (Loss) before Reorganization Items	220,414	(7,414,733)

Reorganization Items:
Professional fees	—	—
Other	3,333	66,727

Reorganization Expenses - Net	3,333	66,727

Income(Loss) Before Income Tax Provision	217,081	(7,481,460)

Income Tax Provision	—	—

Net Income (Loss)	217,081	(7,481,460)

Chartwell Community Services, Inc.

Case No. 02-88570

Reporting Period:  May 31, 2004

Balance Sheet

	Book Value @ Current	Book Value @ Petition Date

Assets

Current Assets

Unrestricted Cash and Equivalents	$(448,681)	$123,589
Accounts Receivable(net)	5,012,516	5,378,310
Inter Company with Related Parties	11,875,875	19,791,662
Prepaid Expenses and Other Current Asseta	25,866	35,891
Total Current Assets	$16,465,576	$25,329,452

Property, Plant and Equipment-net	$137,469	$302,398

Other Assets

Goodwill (net)	$9,700,000	$—
Intangible Asset	17,800,000
Deposits and Other Assets	112,896	99,768
Total Other Assets	$27,612,896	$99,768

Total Assets	$44,215,941	$25,731,618

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$453,523	$303
Accrued Payroll and Benefit Costs	3,636,166	$97,117
Accrued Other	24,890	5,939
Total Post-Petition Liabilities	$4,114,579	$103,359

Liabilities Under Compromise
Unsecured Debt		$9,150,893
Secured Debt	4,440,268	4,440,268
Accounts Payable	703,386	662,516
Accrued Payroll and Other Liabilities	701,519	4,850,488
Total Pre-Petition Liabilities	$5,845,173	$19,104,165

Total Liabilities	$9,959,752	$19,207,524

Equity
Additional Paid in Capital	$35,218,893	$—
Accumulated (Deficit) Retained Earnings	(962,704)	6,524,094
Total Equity	$34,256,189	$6,524,094

Total Liabilities & Equity	$44,215,941	$25,731,618

Chartwell Community Services, Inc.

Case No. 02-88570

Reporting Period:  May 31, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(72,530)	$(198,093)	$(30,079)	$(1,335)	$(302,037)
Accrued Accounts Payable	(151,486)				(151,486)
Accrued Salaries	(3,224,216)				(3,224,216)
Accrued Paid Time Off	(242,456)				(242,456)
Accrued Expenses	(15,515)				(15,515)
Accrued Sales Tax	(9,375)				(9,375)
Accrued Payroll Taxes	(169,494)				(169,494)

Total Post Petition Debts	$(3,885,072)	$(198,093)	$(30,079)	$(1,335)	$(4,114,579)

1)              Post Petition Accounts Payable to be paid in future periods based on A/P vendor terms.

2)              Post Petiton Accrued Accounts Payable represent current month expenses which were entered into the A/P system after the current month-end A/P close.  These items will be paid in future periods based on A/P vendor terms.

3)              Post Petition Salaries were paid in Jun-04 in accordance with established payroll cycle.

4)              Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.

5)              Accrued expenses represent expenses which will be paid based on A/P vendor terms.

6)              Accrued estimate for franchise and sales tax to be paid when returns are filed.

7)              Accrued Payroll Taxes were paid in Jun-04 in accordance with established payroll cycle.

Chartwell Community Services, Inc.

Case No. 02-88570

Reporting Period:  May 31, 2004

Accounts Receivable Reconciliation & Aging

Accounts Receivable Aging Rollforward

Total Accounts Receivable at the beginning of the reporting period	$4,933,813
Add: Amount Billed during the Period	4,671,676
Less : Revenue Adjustments	9,908
Less: Account Receivable Write -offs	(1,772)
Less: Amount Collected during the Period	(4,649,844)
Total Accounts Receivable At End Of Reporting Period	$4,963,781

Accounts Receivable Aging Bucket Analysis

0 - 30 Days Old	$4,671,676
31 - 60 Days Old	112,891
61 - 90 Days Old	38,018
91 + Days Old	141,196
Total Aged Accounts Receivable	$4,963,781

Accounts Receivable Reconciliation To General Ledger

Account Receivable Per Aging Report	$4,963,781
Add: Unbilled Accounts Receivable	83,981
Add: Private Pay Accounts Receivable	37,675
Less: Allowance for Uncollectible Accounts	(72,921)

Total Accounts Receivable Per General Ledger	$5,012,516